                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated as follows:

-     AMB Property Corporation and subsidiaries              January 18, 2000
-     WOCAC Portfolio                                        November 3, 1999
-     Columbia Business Center                               June 11, 1999
-     Manekin Portfolio                                      June 11, 1999
-     Technology Park II Portfolio                           June 11, 1999
-     Miami Airport Business Center                          June 8, 1999
-     Junction Industrial Park                               May 17, 1999
-     Mawah Portfolio                                        July 31, 1998
-     National Distribution Portfolio                        July 31, 1998
-     Willow Lake Portfolio                                  July 21, 1998
-     Amberjack Portfolio                                    July 9, 1998
-     Willow Park Portfolio                                  June 8, 1998
-     Twin Cities Office/Showroom Portfolio
      (Minnetonka Industrial Portfolio)                      May 1, 1998
-     Dallas Warehouse Portfolio
      (Garland Industrial Portfolio)                         April 21, 1998
-     AMB Contributed Properties                             March 27, 1998
-     Boston Industrial Portfolio                            March 27,1998
-     The Jamesburg Property                                 March 27, 1998
-     Orlando Central Park                                   March 27, 1998
-     Totem Lake Malls                                       March 27, 1998
-     Crysen Corridor Warehouse                              February 24, 1998
-     Cabot Business Park                                    October 29, 1997
-     Cabot Industrial Portfolio                             October 29, 1997
-     Manhattan Village Shopping Center                      October 17, 1997
-     Silicon Valley R&D Portfolio                           October 17, 1997
-     Weslayan Plaza                                         October 17, 1997

and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
-----------------------
ARTHUR ANDERSEN LLP

San Francisco, California
June 13, 2000